LETTER AGREEMENT

Russell Investments Fund Services, LLC

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Second Amended and Restated Transfer Agency and Service Agreement

Pursuant to Section 13.1 of the Second Amended and Transfer Agency and Service Agreement between Russell Investment Company (“RIC”) and Russell Investments Fund Services, LLC (“RIFUS”) dated August 31, 2015, as amended (the “Agreement”), RIC hereby advises you that it is creating:

(i) Class T Shares for the U.S. Core Equity Fund, U.S. Defensive Equity Fund, U.S. Small Cap Equity Fund, International Developed Markets Fund, Investment Grade Bond Fund, Strategic Bond Fund, Global Real Estate Securities Fund, Emerging Markets Fund, Short Duration Bond Fund, Tax-Exempt Bond Fund, U.S. Dynamic Equity Fund, Global Equity Fund, Commodity Strategies Fund, Global Infrastructure Fund, Global Opportunistic Credit Fund, U.S. Large Cap Equity Fund, U.S. Mid Cap Equity Fund, U.S. Strategic Equity Fund, Strategic Call Overwriting Fund, Tax-Managed International Equity Fund, Multi-Strategy Income Fund, Tax-Exempt High Yield Bond Fund, Unconstrained Total Return Fund, Multi-Asset Growth Strategy Fund, Tax-Managed U.S. Large Cap Fund, Tax-Managed U.S. Mid & Small Cap Fund, Equity Growth Strategy Fund, Growth Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund and Conservative Strategy Fund (the “New T Class”); and

(ii) Class A1, Class A2, Class A3 and Class C1 Shares for the U.S. Core Equity Fund, U.S. Defensive Equity Fund, U.S. Small Cap Equity Fund, International Developed Markets Fund, Investment Grade Bond Fund, Strategic Bond Fund, Global Real Estate Securities Fund, Emerging Markets Fund, Short Duration Bond Fund, Tax-Exempt Bond Fund, U.S. Dynamic Equity Fund, Global Equity Fund, Commodity Strategies Fund, Global Infrastructure Fund, Global Opportunistic Credit Fund, U.S. Large Cap Equity Fund, U.S. Mid Cap Equity Fund, U.S. Strategic Equity Fund, Strategic Call Overwriting Fund, Select U.S. Equity Fund, Select International Equity Fund, Tax-Managed International Equity Fund, Multi-Strategy Income Fund, Tax-Exempt High Yield Bond Fund, Unconstrained Total Return Fund, Multi-Asset Growth Strategy Fund, Tax-Managed U.S. Large Cap Fund, Tax-Managed U.S. Mid & Small Cap Fund, Equity Growth Strategy Fund, Growth Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund and Conservative Strategy Fund (the “New A/C Classes”, and together with the New T Class, the “New Classes”).

RIC desires RIFUS to serve as Transfer Agent with respect to the New Classes pursuant to the terms and conditions of the Agreement. The fees for the New Classes to be charged by RIFUS in return for its services shall be as set forth on Schedule 2.1 of the Agreement dated March 1, 2017.

Please indicate your acceptance to act as Transfer Agent with respect to the New Classes by executing this Letter Agreement and returning to the undersigned.

Sincerely,

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer

Accepted this      day of             , 201    .

RUSSELL INVESTMENTS FUND SERVICES, LLC

By: